Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the American Capital, Ltd. 2010 Disinterested Director Stock Option Plan and the American Capital Strategies, Ltd. 2000 Disinterested Director Stock Option Plan, of our reports (a) dated March 1, 2010 (except notes 2 and 19, as to which the date is June 30, 2010), with respect to the consolidated financial statements of American Capital, Ltd. included in its Current Report on Form 8-K dated July 1, 2010, filed with the Securities and Exchange Commission, and (b) dated March 1, 2010, with respect to the schedule 12-14 of American Capital, Ltd., and dated March 1, 2010, with respect to the effectiveness of internal control over financial reporting of American Capital, Ltd., both included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

February 11, 2011

McLean, Virginia